U.S. SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                       FORM 8-K

                                     CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): November 16, 2001

                               Global Foods Online, Inc.
               (Exact name of registrant as specified in its charter)

                                      Nevada
              (State or jurisdiction of incorporation or organization)

                                     333-83231
                             (Commission File Number)

                                      95-471485
                     (I.R.S. Employer Identification Number)

520 North Kings Road, Suite 214, Los Angeles, CA             90048
   Address of principal executive offices)                 (Zip Code)

               Registrant's telephone number:  (323) 852-9877


         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     The Registrant has agreed to acquire two wholly-owned subsidiaries, Majestic Modular Buildings, Ltd. ("Modular") and Lutrex Enterprises, Inc. ("Lutrex"), through separate agreements, each agreement being an Agreement and Plan of Exchange ("Agreements"). Pursuant to the Agreements, Modular and Lutrex will become a wholly-owned subsidiaries of the Registrant. Pursuant to the terms and conditions of that Agreement, at such time as Global filed its
Schedule 14C, nothing by the Registrant, Modular or Lutrex could cause this Agreement to be void, voidable or invalid. The Registrant filed its Schedule 14C on November 16, 2001.

     For the acquisition of Modular, the Registrant shall issue to the parent of Modular, The Majestic Companies, Ltd., a Nevada corporation ("Majestic"), a total of Twenty-Eight Million, Five Hundred Thousand shares of the common stock of the Registrant. Majestic has set a record date of December 11, 2001, and will distribute, pro-rata, to each shareholder of record, as a dividend, all Twenty-Eight Million, Five Hundred Thousand shares of the common stock of the Registrant.

     The Registrant also signed a note payable to Majestic for Nine Hundred Thousand Dollars ($900,000.00), payable over a sixteen (16) month period. That period shall commence on December 8, 2001 ("Effective Date") under the following structure: First payment, due on the Effective date, $10,000.00; Second payment, due one month after the Effective date, $20,000.00; Third payment, due two months after the Effective date, $30,000.00; Fourth payment, due three months after the Effective date, $40,000.00; Fifth payment, due four months after the Effective date, $50,000.00; Sixth payment, due five months after the Effective date, $50,000.00; and for the remaining ten (10) more, payments of $70,000.00 on each month thereafter after the date of the Effective date. It is understood that in any month whereby the Registrant cannot make the payment without impairing working capital, the Registrant may elect to make all or any portion of the payment in stock of the Registrant at the bid price on the date the payment is due.

     Also pursuant to the terms of the Agreement, all property, real, personal and mixed, and all debts due to Modular on whatever account, as well for stock subscriptions as all other choses in action, and all and every other interest of or belonging to Modular shall remain with Modular, and the title to any real estate or any interest, whether vested by deed or otherwise, in Modular shall not revert or be in any way impaired by reason of the exchange; provided, however, that all rights of creditors and all liens upon the property of Modular shall be preserved unimpaired, and any debts, liabilities, obligations and duties of Modular shall remain with Modular.

     For the acquisition of Lutrex, the Registrant shall issue to the shareholders of Lutrex a total of Fifty-Nine Million shares of the common stock of the Registrant.

     The Registrant also signed a note payable to Lutrex for Seven Hundred Thousand Dollars ($700,000.00) worth of the Registrant's common stock, payable over a sixteen (16) month period. Payments are to be made according to the following schedule: Beginning on June 8, 2002, and continuing on the eighth day of each successive month for nine more months, a payment in the amount of $70,000.00 of restricted common stock of the Registrant, the actual amount of stock to be issued to Lutrex to be calculated by the closing bid price of the Registrant on the eighth day of each month on which payment is due, and if there is not a closing bid price on that day, then the amount to be calculated will be calculated according to the next available closing bid price.

     Also pursuant to the terms of the Agreement, all property, real, personal and mixed, and all debts due to Lutrex on whatever account, as well for stock subscriptions as all other choses in action, and all and every other interest of or belonging to Lutrex shall remain with Lutrex, and the title to any real estate or any interest, whether vested by deed or otherwise, in Lutrex shall not revert or be in any way impaired by reason of the exchange; provided, however, that all rights of creditors and all liens upon the property of Lutrex shall be preserved unimpaired, and any debts, liabilities, obligations and duties of Lutrex shall remain with Lutrex.

     Modular's principal product line consists of a variety of re-locatable modular classroom structures that are sold to both public and private California school districts. The Modular's modular classroom structures are engineered and constructed in accordance with pre-approved building plans, commonly referred to as "P.C.'s" or "pre-checked" plans that conform to structural and seismic safety specifications adopted by the California Department of State Architects ("DSA"). The DSA regulates all California school construction on public land and the DSA's standards are considered to be more rigorous than the standards that typically regulate other classes of commercial portable structures. Lutrex has assets that should result in an immediate significant increase in core business book value and bring about rapid revenue and income growth. The core component of Lutrex's asset base is its integrated, state-of-the-art, automated manufacturing equipment and process, raw material and marketing collateral that are specifically designed for the high capacity construction of modular structures. In addition to Lutrex's tangible assets, the group brings a management team with that has a proven track record of being able to quickly ramp up modular building sales and manufacturing capacity in an extremely compressed time frame, as well as many years of modular industry experience.

     The Registrant's acquisitions of Modular and Lutrex are critical steps in the deployment of its new business, what will be the Registrant's core business, the business of designing, manufacturing and marketing re-locatable modular structures such as classrooms and office buildings to end users as well as to third party leasing agents for use within the state of California, as well as other Western States.

ITEM 5.  OTHER EVENTS

     The current Board of Directors of the Registrant has added three new members to the Board. These new members will remain members until such time as the Registrant holds an annual meeting to elect new Board of Directors. These new Board of Directors are Phillip Hamilton, Adam DeBard and Peter Colmer. Upon the addition of the new Board of Directors, the current Board of Directors will step down officially as of December 7, 2001, and until such time, will remain on an interim basis.

     Phillip Hamilton has over thirty years entrepreneurial and senior management experience in the manufacturing business. From 1996 to current, Mr. Hamilton has been the Chief Executive Officer of Top Line Building Products. Top Line Building Products is a truss manufacturing plants with annual revenues of approximately $8,000,000, which provides its products to major homebuilders in Northern California. As the CEO, Mr. Hamilton has directed the marketing, sales and production activities of the company, as well as re-designing the original truss plant into a modern state of the arts manufacturing plant with new production stations.

     From 1996 to Feb 2000, Mr. Hamilton was the Chairman and CEO of Pacesetter Industries, Inc. Pacesetter Industries was one of the largest modular manufacturers of residential and commercial buildings in California. As Chief Executive Officer, Mr. Hamilton was responsible for managing the marketing, sales and production activities of the company. Pacesetter was built from inception into one of California's largest modular manufacturers producing and installing thousands of residential and commercial building. Pacesetter Industries, Inc. employed a staff of over 650 employees with annual sales of $50,000,000 in 1999. Pacesetter Industries, Inc. filed a Chapter 11 bankruptcy on February 29, 2000 in Fresno County, that was finally converted to a Chapter 7. Mr. Hamilton filed a Chapter 7 personal bankruptcy in Fresno County in December 2000, due to joint personal guarantees on Pacesetter's corporate debt.

     Mr. Hamilton attended Pacific Union College taking courses in Business Administration.

     Adam N. DeBard has over fifteen years of experience in the manufacturing and technology business sectors. From January 2001 to current, Mr. DeBard has been the Chief Information Officer- Top Line Building Products. As the CIO, Mr. DeBard was responsible for the design, implementation and management of a corporate wide computer network, as well as preparation of production analysis reports for senior management and equipment leases and acquisitions.

     From 1997 to December 2000, Mr. DeBard was the Vice President and Chief Information Officer for Pacesetter Industries, Inc. As such, Mr. DeBard was responsible for all computer software and hardware acquisitions, installations and maintenance for multiple branch offices, as well as responsible for preparing a monthly analysis report of the automated production line for senior management. Mr. DeBard was responsible for: computerizing the purchasing, estimation, production and engineering systems for the company.

     Mr. DeBard attended Walla Walla College for four years in the Business Administration program.

     Peter Colmer formed Finley, Colmer and Company in May 1991 to create a corporate finance advisory capability for The Finley Group, a Charlotte-based crisis management firm. Since that time, Mr. Colmer has worked on numerous financing and turnaround advisory projects for development and middle market companies. Finley, Colmer and Company is experienced in providing corporate finance advice and results. From developing business plans to structuring transactions, Finley, Colmer and Company works closely with clients to secure favorable financing which meets both short and long-term needs. They have often been successful under quite adverse circumstances

     Mr. Colmer was affiliated with The First National Bank of Atlanta (now part of Wachovia Corporation) beginning in 1972, completed credit training and workied for several years in the equipment finance group with that bank. In 1978, Mr. Colmer formed Southern Capital Corporation, and in the ensuing seven years raised over $75,000,000 for clients requiring venture capital, leveraged buy-out financing, and equipment leasing programs. In 1985, Mr. Colmer sold his interest in Southern Capital and joined SMI, a modular building company, raising over $50,000,000 and leading that firm's expansion to the West Coast.

     Mr. Colmer obtained a Bachelor of Arts in History and Economics in 1970 from Princeton University.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Financial statements as required by this item will be filed by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed (November 16, 2001) a date not later than January 15, 2002.

                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Global Foods Online, Inc.



Dated: November 28, 2001                     By: /s/ John Harrison
                                             John Harrison, President